UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported):  September 29, 2004

                      GLOBAL DIGITAL SOLUTIONS, INC.
         (Exact name of registrant as specified in its charter)

               NEW JERSEY                            22-3392051
  (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization                Identification No.)


          10970 Old Placerville Road
           Suite 107, Sacramento, CA                       95827
 (Address of principal executive offices)                (Zip Code)

       Registrant's Telephone number, including area code: 916-669-3982





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ITEM 4.   CHANGES IN CERTIFYING ACCOUNTANT

(a) On September 29, 2004, Global Digital's independent public accountants resigned.

     Rubin, Brown, Gornstein and Co. LLP's reports on the financial statements of Global Digital for the period ended November 7, 2003 and Pacific Comtel, Inc. for the period ended June 30, 2004 contained neither an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles.

     During Global Digital's fiscal year ended June 30, 2004 and the interim period through the date of resignation, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure and there were no "reportable events" with Global Digital as described in Items 304 (a)(1)(iv) and (v) of Regulation S-K, respectively.

(b) On September 29, 2004, the board of directors of Global Digital engaged the accounting firm of Russell Bedford Stefanou Mirchandani LLP as principal accountants of Global Digital for the fiscal year ended
June 30, 2004.   Global Digital did not consult Russell Bedford
Stefanou Mirchandani, LLP during Global Digital's March 31, 2004.

ITEM 5.   OTHER EVENTS

Effective September 9, 2004, Chairman of the Board, Richard Sullivan, along with board members Arthur Notterman and Garrett Sullivan resigned
as directors.   There were no disagreements between these directors and
Global Digital on any matter relating to Global Digital's operations, policies or practices.

On September 24, 2004, Daniel McKelvey and Marcos T. Santos were appointed to the Board of Directors of Global Digital.

Daniel McKelvey has over 15 years of experience in corporate finance, private equity and business consulting specializing in the
technology and capital markets industries.   He is a co-founder and
manager member of Forte Capital Partners, a private equity firm based in San Francisco and focused on the technology and telecommunications
industries.   In 1996, Mr. McKelvey also co-founded and directed the
investment banking practice of Forte Capital, a New York-based asset
management firm with over $500 million in assets.   Prior to that, he
spent eight years working for Accenture (formerly Andersen Consulting) in their financial services practiced where he built equity trading and
risk management systems.   At Accenture, he worked with Donaldson
Lufkin & Jenrette and Goldman Sachs in New York and The Capital Group
in Los Angeles.   He received a bachelor of science in mathematics and
computer science with honors from the University of New Hampshire.

Marcos T. Santos has been a managing member of Forte Capital
Partners from 1999 to present.   From 1997-1998, Mr. Santos was the
manager of the San Francisco Consulting Group, which provided business development, strategy and business integration projects at Fortune 500
companies.   From 1991 -1997, Mr. Santos was a manager of Accenture.
Mr. Santos obtained a bachelor of science in electrical engineering with an emphasis in computer science and a master of science in management science from Stanford University.



Effective September 22, 2004, William J. Delgado, executive vice
president was appointed to the Board of Directors.   Subsequently,
Jerome C. Artigliere, President, CEO, COO and Director tendered his
resignation from all positions within Global Digital.   There were no
disagreements between Mr. Artigliere and Global Digital on any matter
relating to Global Digital's operations, policies or practices.    Mr.
Delgado will assume all roles previously held by Mr. Artigliere.

Global Digital is significantly reducing its work force at its
operation in California to minimal crews.   This action is necessary
because, until recently, Global Digital has been unsuccessful in raising sufficient equity capital required to execute its strategic
business plan.     The lack of capital combined with ongoing litigation
on a large bonded contract, has caused Global Digital to be in a tight working capital position unable to meet its financial obligations. Additionally, on September 13, 2004, Global Digital received notice from Laurus Capital Management, LLC that Global Digital is in default
for non-payment of interest due under its borrowing agreement.    On
September 27, 2004, Laurus Funds and Global Digital entered into a standstill/forbearance agreement for a period of sixty days.

Mastec North America, Inc. v. Pacific Comtel, Inc., Superior Court of California, County of Los Angeles, Case No. BC317244 - The complaint was filed on June 17, 2004, seeking damages in the amount of
$1,500,000.   Plaintiff Mastec North America, Inc. is seeking relief
for breach of contract. On July 25, 2004, Global Digital filed a cross-complaint for breach of contract, reasonable value of construction labor and materials, on account stated, enforcement of stop notice, for breach of statutory duty, and on public works payment
bond.   Global is seeking damages in the amount not less than
$1,517,292 plus statutory penalties, attorney's fees, and interest.

Global Digital has attempted to negotiate the contract to no avail. While the contract is bonded, it has tied up approximately $1.1 million owed to Global.

Global Digital has recently received commitments for bridge financing
of $404,000.   Upon receipt of this financing and long-term equity
financing for Global Digital of at least $2,000,000 USD, Messrs. Sullivan and Artigliere have agreed to return approximately 14,100,000
common shares back to Global Digital.   Global Digital is currently in
negotiations for the long-term equity financing.


ITEM 7.   FINANCIAL STATEMETNS AND EXHIBITS

Exhibit 10     Laurus Standstill Agreement dated September 27, 2004.
Exhibit 16     Letter from Rubin, Brown, Gornstein and Co. LLP


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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 30, 2004


Global Digital Solutions, Inc.




   /s/William J. Delgado
By:-------------------------------
   William J. Delgado
   Chief Executive Officer